Exhibit 99.1

For Immediate Release

Blue Ridge Bankshares, Inc. to Join Russell 2000® Index

Holding company for 128-year old community bank will join

prominent index for the first time in its history

Richmond, Va. (June 14, 2021) – Blue Ridge Bankshares, Inc. (NYSE American: BRBS) (the “Company”), the holding company of Blue Ridge Bank (the “Bank) and BRB Financial Group, Inc., today announced it will be joining the Russell 2000® Index (INDEXRUSSELL: RUT).

The Russell 2000® Index, created by the Frank Russell Company in 1984, is a small-cap stock market index of the smallest 2,000 stocks in the Russell 3000® Index, which reflects the movements of nearly 98 percent of all publicly-traded U.S. stocks. It is a commonly used benchmark for mutual funds and exchange-traded funds.

“Achieving the Russell 2000® has been a goal for years,” said Brian K. Plum, President and Chief Executive Officer of Blue Ridge Bankshares, Inc. “Joining the Russell 2000® means BRBS stock becomes a holding for funds that track the index. It also means that BRBS shares have a more liquid and accessible marketplace as a participant in a major U.S. index. Moments like these don’t come along without significant, sustained effort and stress, and they also don’t come along every day. It is the direct result of the commitment to our customers and how our team shows up each and every day.”

On January 31, 2021, Blue Ridge Bankshares, Inc. completed the merger of Bay Banks of Virginia, Inc. (“Bay Banks”), the former holding company of Virginia Commonwealth Bank, into the Company. Immediately following the completion of the merger, Virginia Commonwealth Bank was merged into the Bank (collectively, the “Bay Banks Merger”), creating the fourth largest community bank in Virginia. The Company reported total assets of $3.17 billion at March 31, 2021, an increase of $1.67 billion from $1.50 billion at December 31, 2020.

In March, the Bank became the first U.S. financial institution to offer Bitcoin purchasing and redemption through its branch ATMs. The Bank has nearly 500 employees and is currently recruiting for multiple positions, all of which can be found here.

About Blue Ridge Bank

Blue Ridge Bank is the wholly owned banking subsidiary of Blue Ridge Bankshares, Inc. Through its subsidiaries and affiliates, the Bank provides a wide range of financial services including retail and commercial banking, payroll, insurance, card payments, wholesale and retail mortgage lending, and government-guaranteed lending. The Bank provides commercial banking services to customers located throughout Virginia and North Carolina. Visit mybrb.com to learn more.

Forward-Looking Statements This release of the Company contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. The Company cautions that the forward-looking statements are based largely on its expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements.

The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements: (i) the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; (ii) geopolitical conditions, including acts or threats of terrorism, or actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; (iii) the effects of the COVID-19 pandemic, including the adverse impact on the Company’s business and operations and on the Company’s customers which may result, among other things, in increased delinquencies, defaults, foreclosures and losses on loans; (iv) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues, and other catastrophic events; (v) the Company’s management of risks inherent in its real estate loan portfolio, and the risk of a prolonged downturn in the real estate market, which could impair the value of the Company’s collateral and its ability to sell collateral upon any foreclosure; (vi) changes in consumer spending and savings habits; (vii) technological and social media changes; (viii) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (ix) changing bank regulatory conditions, policies or programs, whether arising as new legislation or regulatory initiatives, that could lead to restrictions on activities of banks generally, or the Bank in particular, more restrictive regulatory capital requirements, increased costs, including deposit insurance premiums, regulation or prohibition of certain income producing activities or changes in the secondary market for loans and other products; (x) the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; (xi) the impact of changes in laws, regulations and policies affecting the real estate industry; (xii) the effect of changes in accounting policies and practices, as may be adopted from time to time by bank regulatory agencies, the Securities and Exchange Commission (the “SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setting bodies; (xiii) the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; (xiv) the willingness of users to substitute competitors’ products and services for the Company’s products and services; (xv) the businesses of the Company and Bay Banks may not be integrated successfully or such integration may be more difficult, time-consuming, or costly than expected; (xvi) customer and employee relationships and business operations may be disrupted by the Bay Banks Merger; (xvii) the effects of the Bay Banks Merger and other acquisitions the Company may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such transactions; (xviii) changes in the level of the Company’s nonperforming assets and charge-offs; (xix) the Company’s involvement, from time to time, in legal proceedings and examination and remedial actions by regulators; (xx) potential exposure to fraud, negligence, computer theft and cyber-crime; (xxi) the Company’s ability to pay dividends; (xxii) the Company’s involvement as a participating lender in the PPP as administered through the SBA; and, (xxiii) other risks and factors identified in the “Risk Factors” sections and elsewhere in documents the Company files from time to time with the SEC.

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Jon Amar

jon@onwordstrategic.com